GCP Applied Technologies Reports Third Quarter 2018 Results

•3Q18 Net sales growth of 4.9%; Net Sales, Constant Currency up 7.2%*
•3Q18 Net income from continuing operations of $7.2 million
•3Q18 Diluted earnings per share from continuing operations of $0.10
•3Q18 Adjusted EPS* growth of 54.5% to $0.34
•3Q18 Adjusted EBIT* growth of 9.7% to $39.7 million
•Updating 2018 financial guidance

Cambridge, MA - November 6, 2018 - GCP Applied Technologies Inc. (NYSE: GCP) today announced third quarter 2018 results.

Total GCP Applied Technologies
($ Millions)

	3Q 2018	3Q 2017	% Change
Net sales	$296.3	$282.4	4.9%
Net Sales, Constant Currency*	$302.6	$282.4	7.2%
Gross margin	37.3%	37.9%	(60) bps
Adjusted Gross Margin*	37.4%	38.1%	(70) bps
Income (loss) from continuing operations attributable to GCP shareholders	$7.2	$(18.1)	NM
Net income (loss) attributable to GCP shareholders	$25.4	$659.2	(96.1)%
Diluted EPS from continuing operations attributable to GCP shareholders	$0.10	$(0.25)	NM
Adjusted EPS*	$0.34	$0.22	54.5%
Adjusted EBIT*	$39.7	$36.2	9.7%
Adjusted EBIT Margin*	13.4%	12.8%	60 bps

Gregory E. Poling, GCP’s Chief Executive Officer, said, “We are pleased with our third quarter results, as GCP’s sales and earnings grew due to higher price and volumes as well as contributions from our bolt-on acquisitions and our cost reduction program."

Poling continued, “Our Specialty Building Materials business performed well with good project work and strong price capture, resulting in improved gross margin and segment operating income. This quarter, we made progress repositioning our Specialty Construction Chemicals business. We are increasing the penetration of VERIFI®, focusing on higher margin admixture markets and technologies, and reducing our overall cost structure.”

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Third Quarter 2018:

•	Net sales increased 4.9% and Net Sales, Constant Currency increased 7.2% due to growth in Specialty Construction Chemicals and Specialty Building Materials

•	Gross margin of 37.3% decreased 60 basis points as an increase in SBM's gross margin was offset by a decline in SCC's gross margin

•
Income from continuing operations attributable to GCP shareholders was $7.2 million compared to loss from continuing operations of $18.1 million in the third quarter of 2017. The change was primarily due to lower expenses as a result of a loss recognized during the prior-year quarter on the deconsolidation of our Venezuela operations, partially offset by higher income taxes.

•	Adjusted EBIT of $39.7 million increased 9.7% primarily due to higher SBM segment operating income and lower corporate costs

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Third Quarter Segment Performance

Specialty Construction Chemicals
($ Millions)

	3Q 2018	3Q 2017	% Change
Net sales	$165.4	$156.2	5.9%
Net Sales, Constant Currency*	$171.5	$156.2	9.8%
Gross margin	32.5%	34.2%	(170) bps
Segment operating income	$12.7	$15.7	(19.1)%
Segment operating margin	7.7%	10.1%	(240) bps

•
Net sales increased 5.9% and Net Sales, Constant Currency increased 9.8% due to higher volumes in our Concrete and Cement businesses. Volumes increased despite being negatively impacted in September by wet weather and storm-related disruptions in North America and Asia Pacific, as well as planned exits from certain admixture markets.

•	Gross margin declined 170 basis points as price increases were offset by raw material inflation, increases in logistics costs and volatile foreign exchange rates in certain emerging markets

•	Segment operating margin decreased 240 basis points primarily due to lower gross margin

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Specialty Building Materials
($ Millions)

	3Q 2018	3Q 2017	% Change
Net sales	$130.9	$126.2	3.7%
Net Sales, Constant Currency*	$131.1	$126.2	3.9%
Gross margin	43.6%	42.9%	70 bps
Segment operating income	$34.3	$30.1	14.0%
Segment operating margin	26.2%	23.9%	230 bps

•	Net sales increased 3.7% and Net Sales, Constant Currency grew 3.9% primarily due to growth in our Building Envelope and Residential businesses

•	Gross margin increased 70 basis points due to price increases and productivity gains, partially offset by increased raw materials and logistics costs

•
Segment operating income increased 14.0% to $34.3 million and segment operating margin increased 230 basis points to 26.2%. The increase in segment operating income and margin was primarily due to higher gross margin and lower operating expenses.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

2018 Restructuring and Repositioning Plan (the "2018 Plan")
On August 1, 2018, the Board of Directors of the Company approved a business restructuring and repositioning plan. The 2018 Plan is designed to streamline operations and improve profitability primarily within the concrete admixtures product line of our Specialty Construction Chemicals segment by focusing on our core markets, rationalizing non-profitable geographies, reducing our global cost structure, and accelerating the integration of VERIFI® into our global admixtures business.

The Company expects to incur total pre-tax costs in connection with the 2018 Plan of approximately $30 million to $35 million, of which approximately $20 million to $25 million represents restructuring costs and approximately $10 million represents repositioning costs.

The Company expects to realize total annualized pre-tax cost savings associated with the 2018 Plan of approximately $25 million in 2019. The Company achieved pre-tax cost savings of approximately $2 million during the third quarter. Total expected revenue reduction is approximately 10% of annual SCC revenue as a result of exiting non-profitable geographic markets under the 2018 Plan. Such revenue reductions amounted to approximately $2 million during the third quarter. Substantially all of the restructuring actions under the 2018 Plan are expected to be completed by the end of 2019.

The 2018 Plan is separate and additional to the plan approved by the Company's Board of Directors on June 28, 2017 (the "2017 Plan"). The Company is on track to achieve the cost savings targets of the 2017 Plan.

Interest Expense and Related Financing Costs
Interest expense and related financing costs were $5.9 million for the third quarter of 2018 compared with $21.6 million for the prior-year quarter. The decrease was primarily due to lower interest expense as a result of the full repayment of the Term Loan principal balance previously outstanding under our Credit Agreement during the third quarter of 2017 and the debt refinancing transactions discussed below.

Debt Refinancing Transactions
On April 10, 2018, the Company announced the issuance of $350.0 million aggregate principal amount of 5.5% Senior Notes due 2026, an amendment to its Credit Agreement that, among other things, increased the aggregate principal amount of revolving commitments available to $350.0 million, and the redemption of $525.0 million outstanding aggregate principal amount of its 9.5% Senior Notes due 2023.

Income Taxes
The income tax expense (benefit) attributable to continuing operations during the third quarter and prior-year quarter was $7.6 million and ($14.5 million), respectively, representing effective tax rates of 51.0% and 44.6%, respectively. The difference between the provision for income taxes at the U.S. federal income tax rate of 21.0% and GCP’s overall income tax rate for the third quarter is primarily attributable to valuation allowances recorded of $3.6 million, the effect of tax rates in foreign jurisdictions of $0.2 million and permanent book to tax differences and other items of $0.7 million. The difference between the provision for income taxes at the U.S. federal income tax rate of 35.0% and GCP's overall income tax rate for the prior-year quarter was primarily due to $2.9 million of tax benefit on undistributed foreign earnings.

Full-Year 2018 Outlook1

Guidance	Prior	Current
Net Sales, Constant Currency	Growth of 5% to 8%	Growth of 4% to 6%
Adjusted EBIT	$125 million to $135 million	$120 million to $130 million
Adjusted EPS(2)(3)	$0.92 to $1.06	$0.86 to $1.00
Adjusted Free Cash Flow	$25 million to $35 million	$25 million to $35 million

1GCP guidance figures assume average 2017 FX rates carried forward into the guidance period.
2Includes effective tax rate of 28% to 31%, which reflects the Company's current estimate of the impact of the Tax Cuts and Jobs Act of 2017.
3Assumes 73 million shares outstanding.

Investor Call
GCP has scheduled a conference call and webcast for 10:00 a.m. ET today to review its third quarter 2018 results and full-year outlook. Those who wish to listen to the conference call webcast should visit the Investors section of GCP's website at www.gcpat.com. The live call can be accessed by dialing (844) 887-9408 in the U.S. or +1 (412) 317-9261 internationally prior to the start of the call. Participants should ask to join the GCP Applied Technologies call. An accompanying slide presentation will also be available on the website.

For those unable to participate in the live conference call, a playback will be available until November 13, 2018. To listen to the playback, please dial (877) 344-7529 in the U.S. or +1 (412) 317-0088 internationally; the access code is 10124842. A webcast replay will also be available in the “Events and Presentations” section of the company's website for approximately three months.

Non-GAAP Financial Measures
In this press release the Company refers to non-GAAP financial measures including Net Sales, Constant Currency, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted EPS, and Adjusted EBIT Return On Invested Capital. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles ("GAAP"), and should not be considered as alternatives to such measures as an indicator of GCP's performance. These non-GAAP measures are provided to distinguish the operating results of GCP's current business.

The Analysis of Operations pages included in this press release provide reconciliations of these non-GAAP financial measures to their most comparable GAAP measures, as well as definitions for each of these non-GAAP financial measures and explanations as to why management finds them useful and believes they are useful to investors, potential investors and others.

Media Relations Paul Keeffe T +1 617.498.4461 mediainfo@gcpat.com	Investor Relations Joseph DeCristofaro T +1 617.498.2616 investors@gcpat.com

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About GCP Applied Technologies
GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; and the handling of hazardous materials and the costs of compliance with environmental regulation. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2018	2017	2018	2017
Net sales	$296.3	$282.4	$849.3	$794.9
Cost of goods sold	185.9	175.9	539.7	488.1
Gross profit	110.4	106.5	309.6	306.8
Selling, general and administrative expenses	67.3	76.3	219.8	221.9
Research and development expenses	5.2	5.2	15.4	15.2
Interest expense and related financing costs	5.9	21.6	86.4	56.1
Repositioning expenses	3.7	1.1	5.8	6.8
Restructuring expenses and asset impairments	14.3	2.1	13.2	13.0
Loss in Venezuela	—	36.7	—	38.3
Other income, net	(0.9)	(4.0)	(11.3)	(6.6)
Total costs and expenses	95.5	139.0	329.3	344.7
Income (loss) from continuing operations before income taxes	14.9	(32.5)	(19.7)	(37.9)
(Provision for) benefit from income taxes	(7.6)	14.5	(15.8)	(3.7)
Income (loss) income from continuing operations	7.3	(18.0)	(35.5)	(41.6)
Income from discontinued operations, net of income taxes	18.2	677.3	26.7	679.4
Net income (loss)	25.5	659.3	(8.8)	637.8
Less: Net income attributable to noncontrolling interests	(0.1)	(0.1)	(0.3)	(0.2)
Net income (loss) attributable to GCP shareholders	$25.4	$659.2	$(9.1)	$637.6
Amounts Attributable to GCP Shareholders:
Income (loss) from continuing operations attributable to GCP shareholders	7.2	(18.1)	(35.8)	(41.8)
Income from discontinued operations, net of income taxes	18.2	677.3	26.7	679.4
Net income (loss) attributable to GCP shareholders	$25.4	$659.2	$(9.1)	$637.6
Earnings (Loss) Per Share Attributable to GCP Shareholders
Basic earnings (loss) per share:
Income (loss) from continuing operations attributable to GCP shareholders	$0.10	$(0.25)	$(0.50)	$(0.59)
Income from discontinued operations, net of income taxes	$0.25	$9.46	$0.37	$9.54
Net income (loss) attributable to GCP shareholders(1)	$0.35	$9.21	$(0.13)	$8.96
Weighted average number of basic shares	72.2	71.6	72.1	71.2
Diluted earnings (loss) per share:(2)
Income (loss) from continuing operations attributable to GCP shareholders	$0.10	$(0.25)	$(0.50)	$(0.59)
Income from discontinued operations, net of income taxes	$0.25	$9.46	$0.37	$9.54
Net income (loss) attributable to GCP shareholders(1)	$0.35	$9.21	$(0.13)	$8.96
Weighted average number of diluted shares	72.7	71.6	72.1	71.2
______________________________
(1)     Amounts may not sum due to rounding.
(2)     Dilutive effect only applicable to periods where there is income from continuing operations.

GCP Applied Technologies Inc. Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	September 30, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$301.0	$721.5
Trade accounts receivable (including allowances of $5.9 million and $5.7 million, respectively)	213.1	217.1
Inventories, net	115.9	106.3
Other current assets	47.2	48.6
Current assets held for sale	3.1	19.7
Total Current Assets	680.3	1,113.2
Properties and equipment, net	220.2	216.6
Goodwill	210.1	198.2
Technology and other intangible assets, net	91.9	91.8
Deferred income taxes	29.1	30.2
Overfunded defined benefit pension plans	26.1	26.4
Other assets	31.7	23.8
Non-current assets held for sale	0.9	2.8
Total Assets	$1,290.3	$1,703.0
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Debt payable within one year	$10.9	$24.0
Accounts payable	125.8	134.8
Other current liabilities	156.8	316.2
Current liabilities held for sale	1.2	7.8
Total Current Liabilities	294.7	482.8
Debt payable after one year	346.7	520.3
Income taxes payable	49.2	58.3
Deferred income taxes	15.4	14.7
Unrecognized tax benefits	43.2	42.4
Underfunded and unfunded defined benefit pension plans	56.6	57.1
Other liabilities	19.5	35.1
Non-current liabilities held for sale	0.3	0.3
Total Liabilities	825.6	1,211.0
Commitments and Contingencies
Stockholders' Equity
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 72,161,545 and 71,754,344, respectively	0.7	0.7
Paid-in capital	40.4	29.9
Accumulated earnings	539.6	548.7
Accumulated other comprehensive loss	(113.3)	(85.7)
Treasury stock	(4.7)	(3.4)
Total GCP's Shareholders' Equity	462.7	490.2
Noncontrolling interests	2.0	1.8
Total Stockholders' Equity	464.7	492.0
Total Liabilities and Stockholders' Equity	$1,290.3	$1,703.0

GCP Applied Technologies Inc. Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended September 30,
(In millions)	2018	2017
OPERATING ACTIVITIES
Net (loss) income	$(8.8)	$637.8
Less: Income from discontinued operations	26.7	679.4
Loss from continuing operations	(35.5)	(41.6)
Reconciliation to net cash (used in) provided by operating activities:
Depreciation and amortization	31.3	26.9
Amortization of debt discount and financing costs	1.2	2.2
Stock-based compensation expense	4.6	7.1
Unrealized loss on foreign currency	—	0.7
Gain on termination and curtailment of pension and other postretirement benefit plans	(0.1)	(5.8)
Currency and other losses in Venezuela	—	40.1
Deferred income taxes	(2.5)	(5.6)
Loss on debt refinancing	59.8	—
Gain on disposal of property and equipment	(1.1)	(0.6)
Loss on sale of product line	—	2.1
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	(6.3)	(40.0)
Inventories	(13.1)	(13.3)
Accounts payable	(2.3)	18.8
Pension assets and liabilities, net	—	7.2
Other assets and liabilities, net	(6.4)	(7.3)
Net cash provided by (used in) operating activities from continuing operations	29.6	(9.1)
Net cash used in operating activities from discontinued operations	(130.4)	(15.3)
Net cash used in operating activities	(100.8)	(24.4)
INVESTING ACTIVITIES
Capital expenditures	(40.7)	(32.4)
Businesses acquired, net of cash acquired	(29.7)	(87.7)
Proceeds from sale of product line	—	2.9
Other investing activities	(2.9)	2.4
Net cash used in investing activities from continuing operations	(73.3)	(114.8)
Net cash provided by investing activities from discontinued operations	0.1	1,038.3
Net cash (used in) provided by investing activities	(73.2)	923.5
FINANCING ACTIVITIES
Borrowings under credit arrangements	54.6	120.0
Repayments under credit arrangements	(66.4)	(416.6)
Proceeds from issuance of long term note obligations	350.0	—
Repayments of long term note obligations	(578.3)	—
Cash paid for debt financing costs	(6.9)	—
Share repurchases	(1.3)	(1.0)
Proceeds from exercise of stock options	5.2	6.1
Noncontrolling interest dividend	(0.1)	(2.0)
Other financing activities	(0.7)	—
Net cash used in financing activities from continuing operations	(243.9)	(293.5)
Net cash provided by financing activities from discontinued operations	—	1.1
Net cash used in financing activities	(243.9)	(292.4)
Effect of currency exchange rate changes on cash and cash equivalents	(2.6)	1.4
(Decrease) increase in cash and cash equivalents	(420.5)	608.1
Cash and cash equivalents, beginning of period	721.5	163.3
Cash and cash equivalents, end of period	$301.0	$771.4

Analysis of Operations
The Company has set forth in the tables below GCP's key operating statistics with percentage changes for the third quarter compared with the corresponding prior-year periods. In the table, the Company presents financial information in accordance with U.S. GAAP, as well as certain non-GAAP financial measures, which it describes below in further detail. GCP believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves period-to-period comparability and provides insight to the information that management uses to evaluate the performance of its businesses. Management uses non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes, as these measures provide additional transparency to GCP's core operations.
In the table, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.
Constant currency means current period revenue in local currency translated using prior period exchange rates. GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.
The Company defines Adjusted EBIT (a non-GAAP financial measure) to be net income (loss) from continuing operations attributable to GCP shareholders adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring expenses, repositioning and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) interest income, interest expense and related financing costs; (xi) income taxes; and (xii) and certain other items that are not representative of underlying trends. GCP uses Adjusted EBIT to assess and measure its operating performance and in determining performance-based compensation. GCP uses Adjusted EBIT as a performance measure because it provides improved quarter-to-quarter and year-over-year comparability for decision-making and compensation purposes and because it allows management to measure the ongoing earnings results of the Company's strategic and operating decisions.
The Company defines Adjusted EBITDA (a non-GAAP financial measure) to be Adjusted EBIT adjusted for depreciation and amortization. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.
The Company defines Adjusted Earnings Per Share (a non-GAAP financial measure) to be earnings per share ("EPS") from continuing operations on a diluted basis adjusted for costs related to: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) legacy product, environmental and other claims; (iv) restructuring and repositioning expenses and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) certain other items that are not representative of underlying trends; and (xi) and certain discrete tax items. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis.

The Company defines Adjusted Gross Profit (a non-GAAP financial measure) to be gross profit adjusted for: (i) corporate and pension-related costs included in cost of goods sold; (ii) loss in Venezuela included in cost of goods sold; and (iii) amortization of acquired inventory fair value adjustment. Adjusted Gross Margin means Adjusted Gross Profit divided by net sales. Management uses this performance measure to understand trends and changes and to make business decisions regarding core operations.
The Company defines Adjusted Free Cash Flow (a non-GAAP financial measure) to be net cash provided by or used for operating activities minus capital expenditures plus cash paid for restructuring and repositioning; capital expenditures related to repositioning; cash paid for third-party and other acquisition-related costs; cash taxes paid for repositioning, restructuring, third-party and other acquisition-related costs; accelerated payments under defined benefit pension arrangements; and expenditures for legacy items. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.
The Company defines Adjusted EBIT Return On Invested Capital (a non-GAAP financial measure) to be Adjusted EBIT (on a trailing four quarters basis) divided by the sum of net working capital, properties and equipment and certain other assets and liabilities. Management uses Adjusted EBIT Return On Invested Capital as a performance measure to review investments and to make capital allocation decisions.
Adjusted EBIT, Adjusted EBITDA, Adjusted EPS, Adjusted Gross Margin, Adjusted Free Cash Flow, and Adjusted EBIT Return on Invested Capital do not purport to represent income measures as defined under U.S. GAAP. These measures are provided to improve the period-to-period comparability and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities, which historically has been a material component of our net income (loss). Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. GCP's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of its costs. GCP compensates for the limitations of these measurements by using these indicators together with net income (loss) as measured under GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income (loss) measured under GAAP for a complete understanding of GCP's results of operations.
The Company does not provide GAAP earnings on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

GCP Applied Technologies Inc. Analysis of Operations (unaudited)

Analysis of Operations (in millions, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change
Net sales:
Specialty Construction Chemicals	$165.4	$156.2	5.9%	$487.4	$449.1	8.5%
Specialty Building Materials	130.9	126.2	3.7%	361.9	345.8	4.7%
Total GCP net sales	$296.3	$282.4	4.9%	$849.3	$794.9	6.8%
Net sales by region:
North America	$154.1	$141.5	8.9%	$426.4	$396.0	7.7%
Europe Middle East Africa (EMEA)	61.7	67.0	(7.9)%	189.2	178.9	5.8%
Asia Pacific	63.9	58.0	10.2%	181.6	168.4	7.8%
Latin America	16.6	15.9	4.4%	52.1	51.6	1.0%
Total net sales by region	$296.3	$282.4	4.9%	$849.3	$794.9	6.8%
Net Sales, Constant Currency:
Specialty Construction Chemicals	$171.5	$156.2	9.8%	$488.0	$449.1	8.7%
Specialty Building Materials	131.1	126.2	3.9%	356.4	345.8	3.1%
Total GCP Net Sales, Constant Currency (non-GAAP)	$302.6	$282.4	7.2%	$844.4	$794.9	6.2%
Profitability performance measures:
Adjusted EBIT (A):
Specialty Construction Chemicals segment operating income	$12.7	$15.7	(19.1)%	$31.2	$44.5	(29.9)%
Specialty Building Materials segment operating income	34.3	30.1	14.0%	84.2	80.6	4.5%
Corporate costs (B)	(5.3)	(7.5)	(29.3)%	(22.8)	(28.9)	(21.1)%
Certain pension costs (C)	(2.0)	(2.1)	(4.8)%	(5.8)	(7.0)	(17.1)%
Adjusted EBIT (non-GAAP)	39.7	36.2	9.7%	86.8	89.2	(2.7)%
Currency and other financial losses in Venezuela	—	(36.7)	(100.0)%	—	(39.1)	(100.0)%
Litigation settlement	—	(4.0)	(100.0)%	—	(4.0)	(100.0)%
Repositioning expenses	(3.7)	(1.1)	NM	(5.8)	(6.8)	(14.7)%
Restructuring expenses and asset impairments	(14.3)	(2.1)	NM	(13.2)	(13.0)	1.5%
Pension MTM adjustment and other related costs, net	—	(3.0)	(100.0)%	(0.9)	(2.9)	(69.0)%
Gain on termination and curtailment of pension and other postretirement plans	—	0.8	(100.0)%	0.1	5.9	(98.3)%
Loss on sale of product line	—	—	—%	—	(2.1)	(100.0)%
Third-party and other acquisition-related costs	(0.5)	(2.0)	(75.0)%	(2.1)	(5.0)	(58.0)%
Other financing costs	—	(6.0)	(100.0)%	—	(6.0)	(100.0)%
Amortization of acquired inventory fair value adjustment	—	(0.2)	(100.0)%	(0.2)	(2.9)	(93.1)%
Tax indemnification adjustments	—	—	—%	—	(2.4)	(100.0)%
Interest expense, net	(5.3)	(14.5)	(63.4)%	(83.6)	(49.0)	70.6%
Currency losses in Argentina	(1.1)	—	NM	(1.1)	—	NM
Income tax (expense) benefit	(7.6)	14.5	NM	(15.8)	(3.7)	NM
Income (loss) from continuing operations attributable to GCP shareholders (GAAP)	$7.2	$(18.1)	NM	$(35.8)	$(41.8)	(14.4)%
Diluted EPS from continuing operations (GAAP)	$0.10	$(0.25)	NM	$(0.50)	$(0.59)	15.3%
Adjusted EPS (non-GAAP)	$0.34	$0.22	54.5%	$0.62	$0.39	59.0%

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

Analysis of Operations (in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change
Adjusted profitability performance measures:
Gross Profit:
Specialty Construction Chemicals	$53.7	$53.4	0.6%	$156.7	$160.1	(2.1)%
Specialty Building Materials	57.1	54.1	5.5%	154.6	152.1	1.6%
Adjusted Gross Profit (non-GAAP)	110.8	107.5	3.1%	311.3	312.2	(0.3)%
Amortization of acquired inventory fair value adjustment	—	(0.2)	(100.0)%	(0.2)	(2.9)	93.1%
Loss in Venezuela in cost of goods sold	—	—	—%	—	(0.8)	(100.0)%
Corporate costs and pension costs in cost of goods sold	(0.4)	(0.4)	—%	(1.5)	(1.3)	(15.4)%
Total GCP Gross Profit (GAAP)	$110.4	$106.9	3.3%	$309.6	$307.2	0.8%
Gross Margin:
Specialty Construction Chemicals	32.5%	34.2%	(1.7) pts	32.2%	35.6%	(3.4) pts
Specialty Building Materials	43.6%	42.9%	0.7 pts	42.7%	44.0%	(1.3) pts
Adjusted Gross Margin (non-GAAP)	37.4%	38.1%	(0.7) pts	36.7%	39.3%	(2.6) pts
Loss in Venezuela in cost of goods sold	—%	—%	0.0 pts	—%	(0.1)%	0.1 pts
Amortization of acquired inventory fair value adjustment	—%	(0.1)%	0.1 pts	—%	(0.4)%	0.4 pts
Corporate costs and pension costs in cost of goods sold	(0.1)%	(0.1)%	0.0 pts	(0.2)%	(0.2)%	0.0 pts
Total GCP Gross Margin (GAAP)	37.3%	37.9%	(0.6) pts	36.5%	38.6%	(2.1) pts
Adjusted EBIT (A)(B)(C):
Specialty Construction Chemicals segment operating income	$12.7	$15.7	(19.1)%	$31.2	$44.5	(29.9)%
Specialty Building Materials segment operating income	34.3	30.1	14.0%	84.2	80.6	4.5%
Corporate and certain pension costs	(7.3)	(9.6)	(24.0)%	(28.6)	(35.9)	(20.3)%
Total GCP Adjusted EBIT (non-GAAP)	$39.7	$36.2	9.7%	$86.8	$89.2	(2.7)%
Depreciation and amortization:
Specialty Construction Chemicals	$6.0	$5.4	11.1%	$18.0	$15.6	15.4%
Specialty Building Materials	3.8	3.6	5.6%	10.9	9.6	13.5%
Corporate	0.7	0.7	—%	2.4	1.7	41.2%
Total GCP depreciation and amortization	$10.5	$9.7	8.2%	$31.3	$26.9	16.4%
Adjusted EBITDA:
Specialty Construction Chemicals	$18.7	$21.1	(11.4)%	$49.2	$60.1	(18.1)%
Specialty Building Materials	38.1	33.7	13.1%	95.1	90.2	5.4%
Corporate and certain pension costs	(6.6)	(8.9)	(25.8)%	(26.2)	(34.2)	(23.4)%
Total GCP Adjusted EBITDA (non-GAAP)	$50.2	$45.9	9.4%	$118.1	$116.1	1.7%
Adjusted EBIT Margin:
Specialty Construction Chemicals	7.7%	10.1%	(2.4) pts	6.4%	9.9%	(3.5) pts
Specialty Building Materials	26.2%	23.9%	2.3 pts	23.3%	23.3%	0.0 pts
Total GCP Adjusted EBIT Margin (non-GAAP)	13.4%	12.8%	0.6 pts	10.2%	11.2%	(1.0) pts
Adjusted EBITDA Margin:
Specialty Construction Chemicals	11.3%	13.5%	(2.2) pts	10.1%	13.4%	(3.3) pts
Specialty Building Materials	29.1%	26.7%	2.4 pts	26.3%	26.1%	0.2 pts
Total GCP Adjusted EBITDA Margin (non-GAAP)	16.9%	16.3%	0.6 pts	13.9%	14.6%	(0.7) pts

Analysis of Operations (In millions)	Four Quarters Ended
	September 30, 2018	September 30, 2017
Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters):
Adjusted EBIT	$125.0	$122.1
Invested Capital:
Trade accounts receivable	213.1	209.4
Inventories	115.9	108.4
Accounts payable	(125.8)	(120.8)
Invested working capital	203.2	197.0
Other current assets (excluding income taxes)	36.0	51.9
Properties and equipment, net	220.2	209.1
Goodwill	210.1	183.8
Technology and other intangible assets, net	91.9	76.9
Other assets (excluding capitalized financing fees)	27.4	24.6
Other current liabilities (excluding income taxes, restructuring, repositioning, accrued interest and liabilities incurred in association with the Darex divestiture)	(91.8)	(176.6)
Other liabilities (excluding other postretirement benefits liability and liabilities incurred in association with the Darex divestiture)	(17.2)	(35.5)
Total invested capital	$679.8	$531.2
Adjusted EBIT Return On Invested Capital (non-GAAP)	18.4%	23.0%
___________________________________________________________________________________________________________________
Amounts may not add due to rounding.

(A)	GCP's segment operating income includes only GCP's share of income of consolidated joint ventures.

(B)
Management allocates corporate costs to each segment to the extent such costs are directly attributable to the segments. Corporate costs include approximately $5.4 million of allocated costs for the nine months ended September 30, 2017 that were previously reported within the Darex operating segment since such costs did not meet the criteria to be reclassified to discontinued operations. Beginning in the third quarter of 2017, the Company began allocating these costs to its remaining operating segments.

(C)
Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits. SCC and SBM segment operating income and corporate costs do not include any amounts for pension expense. Other pension related costs including annual mark-to-market adjustments, actuarial gains and losses, gains or losses from curtailments and terminations, and other related costs are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of the GCP businesses and significantly affect the peer-to-peer and quarter-to-quarter comparability of our financial results. Mark-to-market adjustments, actuarial gains and losses, and other related costs relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of the GCP businesses.

NM Not meaningful.

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

(In millions)	Nine Months Ended September 30,
	2018	2017
Cash flow measure:
Net cash provided by (used in) operating activities from continuing operations	$29.6	$(9.1)
Capital expenditures	(40.7)	(32.4)
Free Cash Flow (non-GAAP)	(11.1)	(41.5)
Cash paid for repositioning	4.5	5.4
Cash paid for restructuring	5.8	4.3
Cash paid for third-party and other acquisition-related costs	1.5	6.2
Capital expenditures related to repositioning	5.5	1.9
Cash taxes related to repositioning, restructuring, third-party and other acquisition-related costs	(2.2)	(3.5)
Accelerated pension plan contributions	2.9	—
Adjusted Free Cash Flow (non-GAAP)	$6.9	$(27.2)

GCP Applied Technologies Inc. Adjusted Earnings Per Share (unaudited)

	Three Months Ended September 30,
	2018				2017
(in millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (GAAP)				$0.10				$(0.25)
Repositioning expenses	$3.7	$0.9	$2.8	0.04	$1.1	$0.4	$0.7	0.01
Restructuring expenses and asset impairments	14.3	3.2	11.1	0.15	2.1	0.7	1.4	0.02
Gain on termination and curtailment of pension and other postretirement plans	—	—	—	—	(0.8)	(0.4)	(0.4)	(0.01)
Pension MTM adjustment and other related costs, net	—	—	—	—	3.0	1.3	1.7	0.02
Currency and other financial losses in Venezuela	—	—	—	—	36.7	12.2	24.5	0.34
Litigation settlement	—	—	—	—	4.0	1.5	2.5	0.03
Third-party and other acquisition-related costs	0.5	0.1	0.4	0.01	2.0	0.4	1.6	0.02
Currency losses in Argentina	1.1	0.3	0.8	0.01	—	—	—	—
Loss on debt refinancing (1)	—	1.8	(1.8)	(0.02)	—	—	—	—
Amortization of acquired inventory fair value adjustment	—	—	—	—	0.2	0.1	0.1	—
Other financing costs	—	—	—	—	6.0	2.3	3.7	0.05
Discrete tax items, including adjustments to uncertain tax positions	—	(3.9)	3.9	0.05	—	1.1	(1.1)	(0.01)
Adjusted EPS (non-GAAP)				$0.34				$0.22
________________________________

(1)	Represents incremental tax effect related to the loss on debt refinancing of $59.8 million incurred during the 2018 second quarter due to changes from the effect of tax reform on the Company.

	Nine Months Ended September 30,
	2018				2017
(in millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (GAAP)				$(0.50)				$(0.59)
Repositioning expenses	$5.8	$1.5	$4.3	0.06	$6.8	$2.6	$4.2	0.06
Restructuring expenses and asset impairments	13.2	2.9	10.3	0.14	13.0	4.8	8.2	0.11
Gain on termination and curtailment of pension and other postretirement plans	(0.1)	—	(0.1)	—	(5.9)	(2.6)	(3.3)	(0.05)
Pension MTM adjustment and other related costs, net	0.9	0.2	0.7	0.01	2.9	1.3	1.6	0.02
Currency and other financial losses in Venezuela	—	—	—	—	39.1	12.9	26.2	0.37
Litigation settlement	—	—	—	—	4.0	1.5	2.5	0.03
Loss on sale of product line	—	—	—	—	2.1	0.8	1.3	0.02
Third-party and other acquisition-related costs	2.1	0.5	1.6	0.02	5.0	1.0	4.0	0.06
Currency losses in Argentina	1.1	0.3	0.8	0.01	—	—	—	—
Loss on debt refinancing	59.8	14.8	45.0	0.62	—	—	—	—
Amortization of acquired inventory fair value adjustment	0.2	—	0.2	—	2.9	0.9	2.0	0.03
Tax indemnification adjustments	—	—	—	—	2.4	0.9	1.5	0.02
Other financing costs	—	—	—	—	6.0	2.3	3.7	0.05
Discrete tax items, including adjustments to uncertain tax positions	—	(18.6)	18.6	0.26	—	(18.2)	18.2	0.26
Adjusted EPS (non-GAAP)				$0.62				$0.39